UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2015

AQUENTIUM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23402	11-2863244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29743 Vacation Drive Canyon Lake, CA	92587
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 244-8208

______________________________________________

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On February 2, 2015 Aquentium, Inc. and Biofitt Inc. finalized a consulting agreement that will allow Aquentium to acquire and own twenty percent of Biofitt’s common shares in exchange for consulting services to the company. Biofitt, Inc. is a Colorado corporation that was incorporated in January 2015 to manufacture, market and sell its own brand of energy and vitamin drinks. `

Biofitt, Inc. intends to capitalize on the opportunities in the Health and Energy Drink consumer markets by creating “Advanced Biofitt Energy/Vitamin” drinks & other products.

Biofitt, Inc. also plans to launch a new packaging method Pocket Shots (Sachets) which eases the problems of carrying and disposing of bulky, round, plastic bottles. While the products will still be available in plastic bottles, the sachets will fit in one’s pocket, and pack more densely and discretely in your luggage, fitness bag, business briefcase, purse, etc. This packaging method also allows denser packaging which reduces shipping and distribution costs, while improving placement and display in convenience store outlets.

Biofitt, Inc. is planning to raise up to five million dollars to establish manufacturing for its beverage products and for co-packing operations for other beverage processors.

Biofitt, Inc. plans on opening its manufacturing facilities in Indonesia and the Philippines.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUENTIUM, INC.

Dated: February 5, 2015	By:	/s/ Mark Taggatz
Name: Mark Taggatz
Title: President